Exhibit 97.1

First Mid Bancshares, Inc.

Executive Officer Incentive Compensation Recovery Policy

I.Purpose

The Board of Directors (the “Board”) of First Mid Bancshares, Inc., a Delaware corporation (the “Company”), has adopted this policy (this “Policy”) which requires the recovery of certain executive incentive compensation in the event that the Company is required to prepare an Accounting Restatement (as defined below). Incentive-based compensation subject to a recovery obligation is compensation that is granted, earned, or vested based on any measure presented in the Company’s financial statements, the Company’s stock price or total shareholder return, as described in greater detail below. References herein to the Company also include all of its consolidated direct and indirect subsidiaries. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 thereunder, and The Nasdaq Stock Market (“Nasdaq”) Listing Rule 5608 (“Rule 5608”) and will be interpreted and applied accordingly.

II.Administration

This Policy will be administered by the Compensation Committee (the “Committee”). The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any such determinations made by the Committee will be final and binding on all affected individuals. The Committee also may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).

III.Covered Persons

This Policy applies to the Company’s current and former executive officers, as determined pursuant to Rule 10D-1 promulgated under the Exchange Act (“Executive Officers,” and together with any former Executive Officer, the “Covered Persons”). Each Executive Officer shall be required to sign and return to the Company the Acknowledgement Form attached hereto as Exhibit A pursuant to which such Executive Officer will agree to be bound by the terms and comply with this Policy.

IV.Recoupment upon an Accounting Restatement

If the Company is required to prepare an Accounting Restatement, the Company will recover reasonably promptly all Erroneously Awarded Compensation from each Covered Person, unless the Committee determines in accordance with Section VI below that such recovery is impracticable.

For purposes of the foregoing:

•“Accounting Restatement” means an accounting restatement of any of the Company's financial statements due to the Company's material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or to correct an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, within the meaning of Rule 10D-1 and Rule 5608. For the avoidance of doubt, an Accounting Restatement will not be deemed to occur in the event of a restatement of the Company’s financial statements due to an out-of-period adjustment or due to a retrospective (i) application of a change in accounting principles; (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure.

•“Covered Incentive Compensation” means Incentive Compensation Received on or after November 14, 2023 by a person: (i) after beginning service as an Executive Officer, (ii) who served as an Executive Officer at any time during the performance period for that Incentive Compensation, and (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare the Accounting Restatement (or such longer period as required under Rule 5608 in the event the Company changes its fiscal year). The date that the Company is required to prepare the Accounting Restatement will be the earlier of (x) the date the Board concluded or reasonably should have concluded that the Accounting Restatement is required, and (y) the date a court, regulator or other authorized body directs the Company to prepare the Accounting Restatement.

•“Erroneously Awarded Compensation” means the amount of Covered Incentive Compensation that was Received by each Covered Person in excess of the Covered Incentive Compensation that would have been Received by the Covered Person had such Covered Incentive Compensation been determined based on the restated Financial Reporting Measure following an Accounting Restatement, computed without regard to taxes paid. For this purpose, if the amount of Covered Incentive Compensation that is Received by a Covered Person was based on the Company's stock price or total shareholder return and is not subject to mathematical recalculation directly from the Accounting Restatement, the amount to be recovered as Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the Accounting Restatement on the Financial Reporting Measure upon which the Covered Incentive Compensation was Received. The Company's Corporate Secretary shall, on behalf of the Committee, obtain and maintain all documentation of the determination of any such reasonable estimate and provide such documentation to Nasdaq when required.

•“Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure that is derived wholly or in part from any such measure, and (ii) the Company’s stock price and the total stockholder return of the Company. A measure, however, need not be presented within the financial statements or included in a filing with the U.S. Securities and Exchange Commission (“SEC”) to constitute a Financial Reporting Measure.

•“Incentive Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

•“Received” means Incentive Compensation is deemed “Received” in the Company's fiscal period during which the Financial Reporting Measure specified in such Incentive Compensation is attained.

Recoupment of Erroneously Awarded Compensation pursuant to this Policy is made on a “no fault” basis, without regard to whether any misconduct occurred or whether any Covered Person has responsibility for the noncompliance that resulted in the Accounting Restatement.

V.Method of Recoupment

The Committee may recover Erroneously Award Compensation by requiring the affected Covered Person to repay or reimburse the Company or by set-off, by reducing future compensation, by cancelling outstanding vested or unvested equity awards, or by such other means or combination of means as the Committee determines to be appropriate to recover the total amount of Erroneously Awarded Compensation. Excepts as set forth in Section VI, in no event may the Company seek to recover an amount that is less than the Erroneously Awarded Compensation owed by a Covered Person.

VI.Impracticability

The Committee will recover any Erroneously Awarded Compensation in accordance with this Policy unless the Committee determines that such recovery would be impracticable pursuant to the conditions set forth in Exchange Act Rule 10D-1 and Rule 5608(b)(1)(iv)(A), (B), or (C). Before concluding that it would be impracticable to recover any Erroneously Awarded Compensation based on Rule 5608(b)(1)(iv)(A), the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover and provide that documentation to Nasdaq when required. Before concluding that it would be impracticable to recover any Erroneously Awarded Compensation based on Rule 5608(b)(1)(iv)(B), the Company must obtain an opinion of counsel, acceptable to Nasdaq, that recovery would result in such a violation, and must provide such opinion to Nasdaq when required.

VII.No Indemnification

Neither the Company nor any of its subsidiaries or affiliates shall indemnify any Covered Person against the loss of any Erroneously Awarded Compensation.

VIII.Amendment; Termination

The Board or the Committee may amend this Policy from time to time in its discretion in any manner consistent with applicable law and regulation. The Board or Committee may terminate this Policy at any time when the Company does not have a class of securities listed on a national securities exchange or a national securities association.

IX.Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company (a) under applicable law, regulation or rule, (b) pursuant to the terms of any similar policy or recoupment provision in any employment agreement, severance agreement, equity award agreement, bonus plan, or similar agreement or plan, and (c) any other legal remedies available to the Company. Further, the provisions of this Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002.

X.Successors

This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators, or other legal representatives.

XI.Disclosure

The circumstances of any recoupment pursuant to this Policy will be publicly disclosed where required by Rule 10D-1, Item 402 of Regulation S-K and Rule 5608. In accordance with Rule 10D-1, this Policy shall be filed with the SEC as an exhibit to the Company’s Form 10-K, as provided in Item 601(b) of Regulation S-K.

XII.Change of Listing

In the event that the Company lists its securities on any national securities exchange or national securities association other than Nasdaq, all references to “Nasdaq” in this Policy shall mean each national securities exchange or national securities association upon which the Company has a class of securities then listed.

Exhibit A

First Mid Bancshares, Inc.

Executive Officer Incentive Compensation Recovery Policy Acknowledgment Form

By signing below, the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the First Mid Bancshares, Inc. Executive Officer Incentive Compensation Recovery Policy (the “Policy”). Capitalized terms used but not otherwise defined in this Acknowledgement Form (this “Acknowledgement Form”) shall have the meanings ascribed to such terms in the Policy. By signing this Acknowledgement Form, the undersigned acknowledges and agrees that the undersigned is and will continue to be subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner permitted by, the Policy.

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Signature

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Print Name

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Date

SHDOCS:220389148.2